Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the shares of Common Stock, $0.001 par value per share, of Cardica, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: December 15, 2014	BROADFIN HEALTHCARE MASTER FUND, LTD.

	By:	/s/ Kevin Kotler
	Name:	Kevin Kotler
	Title:	Director

BROADFIN HEALTHCARE FUND, L.P.

BY:	Broadfin Advisors, LLC General Partner

By:	/s/ Kevin Kotler
Name:	Kevin Kotler
Title:	Managing Member

BROADFIN HEALTHCARE OFFSHORE FUND, LTD

By:	/s/ Kevin Kotler
Name:	Kevin Kotler
Title:	Director

BROADFIN ADVISORS, LLC

By:	/s/ Kevin Kotler
Name:	Kevin Kotler
Title:	Managing Member

BROADFIN CAPITAL, LLC

By:	/s/ Kevin Kotler
Name:	Kevin Kotler
Title:	Managing Member

/s/ Kevin Kotler
KEVIN KOTLER